UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2007

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-27428	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

On May 16, 2007, OceanFirst Financial Corp. (the “Company”) announced that Robert M. Pardes resigned as Executive Vice President and Chief Lending Officer of OceanFirst Bank (the “Bank”) and President of Columbia Home Loans, LLC. Joseph J. Lebel, III, First Senior Vice President will assume the position of Chief Lending Officer replacing Mr. Pardes. For more information, reference is made to the Company’s press released dated May 16, 2007, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith. As part of the resignation, a Separation Agreement and General Release was executed between Mr. Pardes, the Bank and the Company, a copy of which is attached as Exhibit 99.2. Additionally, Mr. Pardes’ employment agreement with the Bank was amended, a copy of which is attached as Exhibit 99.3.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

The following exhibit is filed as part of this report:

99.1	Press release dated May 16, 2007.

99.2	Separation Agreement and General Release between Robert M. Pardes, OceanFirst Bank and OceanFirst Financial Corp.

99.3	Amendment to Employment Agreement between Robert M. Pardes and OceanFirst Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated: May 17, 2007